As filed with the Securities and Exchange Commission on March 17, 2005
Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIVERSAL TRUCKLOAD SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-3640097 (I.R.S. Employer Identification Number)

11355 Stephens Road
Warren, MI 48089
(586) 920-0100
(Address, including ZIP Code and Telephone Number,
Including Area Code, of Principal Executive Offices)

Universal Truckload Services, Inc. 2004 Stock Incentive Plan
( Full Titles of the Plans )

Donald B. Cochran
President and Chief Executive Officer
Universal Truckload Services, Inc.
11355 Stephens Road
Warren, MI 48089

Copy to:

Stephen Fackler, Esq.
Simpson Thacher & Bartlett LLP
3330 Hillview Avenue
Palo Alto, California 94304
(650) 251-5000

D. Kerry Crenshaw, Esq.
Clark Hill PLC
500 Woodward Avenue
Suite 3500
Detroit, MI 48226
(313) 965-8300

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be Registered	Offering Price Per	Aggregate Offering	Registration
Title of Securities to be Registered (1)	(2) (3)	Share (3)	Price (3)	Statement Fee
Universal Truckload Services, Inc. 2004 Stock Incentive Plan, Common Stock, no par value per share	500,000	$22.25	$11,125,000	$1309.41

(1)	The securities to be registered include options and rights to acquire Common Stock.

(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purposes of this offering under Rule 457. As to 500,000 shares being registered under the Universal Truckload Services, Inc. 2004 Stock Incentive Plan, the price is based on the average of the high and low price per share of the registrant’s common stock, as reported on the Nasdaq National Market on March 14, 2005.

__________________

     The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of the Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX
Opinion Re Legality
Consent of KPMG LLP, Independent Auditors
Consent of Deloitte & Touche LLP, Independent Auditors
Consent of Schneider Downs & Co., Inc., Independent Auditors
Consent of McGladrey & Pullen LLP, Independent Auditors

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The SEC requires us to “incorporate by reference” certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of the prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we terminate the effectiveness of this registration statement.

     The following documents filed with the SEC are hereby incorporated by reference:

(a)	Our prospectus filed pursuant to Rule 424(b) under the Securities Act with the SEC on February 11, 2005, which contains audited financial statements for our latest fiscal year for which such statements have been filed.

(b)	None.

(c)	The description of our Common Stock contained in our Registration Statement on Form 8-A12G filed with the SEC on February 1, 2005.

Item 4. Description of the Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Sections 561 through 571 of the Michigan Business Corporation Act (the “MBCA”) authorize indemnification of directors and officers of Michigan corporations. Our Articles of Incorporation require us to indemnify directors and officers to the fullest extent permitted by Michigan law. Our By-laws permit us to indemnify directors and officers against expenses, attorneys’ fees, judgments, penalties, fines and settlements reasonably incurred in connection with any threatened, pending or completed action or proceeding brought by a third party so long as the director or officer acted in good faith and in a manner reasonably believed not to be opposed to our best interests or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification includes civil, criminal, administrative or investigative proceedings and service at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not. The By-laws also allow us to indemnify directors and officers against expenses and attorneys’ fees related to any threatened, pending or completed action brought by or in the right of the Company so long as the director acted in good faith and in a manner reasonably believed not to be opposed to our best interests. The By-laws require us to indemnify officers and directors whose defense on the merits or otherwise has been successful; however, no indemnification is allowed as to any claim where the director or officer is judged to be liable to us in the performance of his or her duties to us unless such indemnification is specifically approved by the court in which such action was brought.

     Although our By-laws permit indemnification in the situations described above, each request for indemnification must be individually authorized by (1) the board by a majority of a quorum consisting of directors who were not parties or threatened to be made parties to the action or proceeding, (2) by independent legal counsel in a written opinion if such quorum is not obtainable or (3) our shareholders. To the extent that a director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding, our By-laws dictate that he or she must be indemnified against expenses actually and reasonably incurred. The By-laws also provide that indemnification is a contractual right between the Company and the officer or director that is not adversely affected by a repeal of the By-law indemnification provisions.

     Our board of directors has approved, and we have entered into, indemnification agreements with our directors and elected officers which provide for indemnification against expenses incurred in connection with, as well as judgments, fines and amounts paid in settlement resulting from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at our request as a director, trustee, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, so long as such amounts have been actually and reasonably incurred by the indemnitee.

     Section 567 of the MBCA and our By-laws authorize us to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of us or who serves at the request of us as a director, officer, employee or agent of a nonprofit or for profit foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether or not we would have the power to indemnify him or her under the By-laws or the laws of the State of Michigan. We intend to maintain a directors’ and officers’ insurance policy. The policy is expected to insure directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers and reimburse us for those losses for which we have lawfully indemnified the directors and officers.

     In addition, the Registration Rights Agreement which we entered into in connection with our initial public offering provides for indemnification by the Company of Matthew T. Moroun and a trust controlled by Manuel J. Moroun for certain liabilities arising under the Securities Act and otherwise. The Underwriting Agreement which we entered into in connection with our initial public offering also provides for indemnification by the underwriters of the Company for certain liabilities arising under the Securities Act and otherwise.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     See Exhibit Index.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Warren, State of Michigan, on March 17, 2005.

By:	/s/ Donald B. Cochran
Donald B. Cochran
President, Chief Executive Officer and Director

By:	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer

SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Universal Truckload Services, Inc. whose signatures appear below, hereby constitute and appoint Robert E. Sigler and Donald B. Cochran and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 17, 2005.

Signature	Title

/s/ Donald B. Cochran Donald B. Cochran	President, Chief Executive Officer and Director (principal executive officer)

/s/ Robert E. Sigler Robert E. Sigler	Vice President, Chief Financial Officer, Secretary and Treasurer (principal accounting officer)

/s/ Matthew T. Moroun Matthew T. Moroun	Chairman of the Board of Directors

/s/ Manuel J. Moroun Manuel J. Moroun	Director

Signature	Title

/s/ Joseph J. Casaroll Joseph J. Casaroll	Director

/s/ Angelo A. Fonzi Angelo A. Fonzi	Director

/s/ Daniel C. Sullivan Daniel C. Sullivan	Director

/s/ Richard P. Urban Richard P. Urban	Director

/s/ Ted B. Wahby Ted B. Wahby	Director

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1
Registration Rights Agreement, dated as of December 31, 2004, among the Registrant, Matthew T. Moroun and The Manuel J. Moroun Trust, incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as filed with the Commission on January 7, 2005.

4.2	Specimen Common Share Certificate, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as filed with the Commission on November 15, 2004.

4.3	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as filed with the Commission on November 15, 2004.

4.4
Amended and Restated Bylaws, as amended on December 10, 2004, incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as filed with the Commission on January 7, 2005.

5.1	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of KPMG LLP , independent registered public accounting firm

23.3	Consent of Deloitte & Touche LLP , independent registered public accounting firm

23.4	Consent of Schneider Downs & Co., Inc. , independent registered public accounting firm

23.5	Consent of McGladrey & Pullen LLP , independent registered public accounting firm

24.1	Power of Attorney (included in signature pages to this Registration Statement)

99.1
Universal Truckload Services, Inc. 2004 Stock Incentive Plan and form of non-statutory stock option agreement, incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, as filed with the Commission on January 7, 2005.